Exhibit 99.1

NEWS RELEASE

Roan Resources, Inc. Announces Fourth Quarter Highlights and 2019 Development Program Focused on Capital Discipline and Positive Free Cash Flow by the Fourth Quarter 2019

OKLAHOMA CITY, February 19, 2019 – Roan Resources, Inc. (NYSE: ROAN) (“Roan” or the “Company”) today announced its fourth quarter 2018 highlights and provided an initial overview of its 2019 development plan:

Fourth Quarter 2018 Highlights:

•	Completed combination and corporate reorganization in October 2018 and successfully uplisted to the New York Stock Exchange in November 2018;

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Production expected to be in-line with the mid-point of guidance at 54.1 thousand barrels of oil per day (Mboe/d) (27% oil and 58% liquids), representing 110% growth from the fourth quarter of 2017 and 17% quarter-over-quarter growth;

•	2018 annual production expected to be 43.7 MBoe/d;

•	Capital expenditures expected to be within guidance, at $217MM;

•	Last quarter annualized (LQA) leverage expected to be approximately 1.4x; and

•

Average 30-day initial production (IP) rate of the 20 wells turned online in the fourth quarter was approximately 1,080 Boe/d (53% oil and 73% total liquids, normalized to 10,000 lateral feet) and average 60-day IP rate of the same set of wells was approximately 975 Boe/d (54% oil and 74% total liquids, normalized to 10,000 lateral feet).

2019 Updated Development Plan:

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The updated development plan projects positive free cash flow by the end of 2019 versus previous guidance targeting 2020. While focusing on generating free cash flow by the end of this year, the Company expects to still be able to grow production by approximately 30% year-over-year, approximately 20% from fourth quarter 2018 to fourth quarter 2019 and target a 1.5x LQA leverage ratio by the end of the year.

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Capital expenditures are expected to be more heavily weighted to the first half of the year, as a result of increased completion activity as the Company develops its inventory of drilled, uncompleted wells from 2018 drilling activity.

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The Company anticipates production to be approximately flat on a sequential basis in the first quarter of 2019, as a result of a slowdown in completions activity during late fourth quarter and early first quarter. The Company reduced completion activity in order to allow for a resetting of service pricing, in recognition of the declining commodity price environment.

•	The Company also expects to be able to generate continued double-digit production growth within cash flows in 2020.

•	Projections assume commodity prices of $55 oil and $2.75 gas and current service costs.

“Roan had a strong fourth quarter, with both production and capital expenditures within our guidance targets,” said Tony Maranto, Roan’s Chairman and Chief Executive Officer. “We have also achieved our objectives of building a best-in-class staff and becoming a NYSE-listed public company. Execution on these objectives position us well as we begin 2019.”

Mr. Maranto added, “Capital discipline remains at the forefront of our strategy as we plan for 2019, and as such, we are adjusting our development activity to limit outspend and allow for free cash generation by the end of the year, while still materially growing production year over year. Roan is a company uniquely focused on its shareholders and will modulate its activity levels to balance aggregate outspend, allowing for free cash generation

NEWS RELEASE

by the end of the year. We are afforded this potential due to the strength of our asset quality, position of our credit profile and imbedded flexibility in our development activity. The fourth quarter results are a continued demonstration of the quality of our Merge acreage and the type of results we have been working towards all year.”

2019 Guidance

	Low	High
Production (MBoe/d)	56.0	59.0
4Q 2019 Production (MBoe/d)	64.0	66.0
Oil Mix	26%	28%
Liquids Mix	58%	60%
LOE ($/Boe)	$2.50	$2.80
Production Taxes (% of Production Revenues)	5.2%	5.4%
Cash G&A ($/Boe)	$1.80	$2.00
Gross Operated Spuds	57	62
Gross Operated Completions	70	75
Capital Expenditures ($MM)	$520	$570

Note:	Assumes ethane recovery in the second quarter of 2019 through the fourth quarter of 2019.

Fourth Quarter Release and Call Information

Roan will host a conference call to discuss fourth quarter 2018 and full-year 2018 results on Tuesday, March 19, 2019 at 11:00 a.m. ET (10:00 a.m. CT). Interested parties may listen to the conference call via webcast on the Company’s website at www.RoanResources.com under the “Investor Relations” section of the site or by phone:

Dial-in: 866-393-4306

International dial-in: 734-385-2616

Conference ID: 4598253

A replay of the webcast will be available on the Company’s website and a replay of the call will be available for two weeks by phone:

Replay dial-in: 855-859-2056 or 404-537-3406

International replay dial-in: 800-585-8367

Conference ID: 4598253

About Roan Resources

Roan is an independent oil and natural gas company headquartered in Oklahoma City, OK focused on the development, exploration and acquisition of unconventional oil and natural gas reserves in the Merge, SCOOP and STACK plays of the Anadarko Basin in Oklahoma. For more information, please visit www.RoanResources.com, where we routinely post announcements, updates, events, investor information, presentations and recent news releases.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements which contain our current expectations about future results.

NEWS RELEASE

These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in the Company’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K, filed September 24, 2018 and any subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K.

We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, or incidental to the development, production, gathering and sale of oil, natural gas and NGLs. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release.

Investor Contact:

Alyson Gilbert

Investor Relations Manager

405-896-3767

IR@RoanResources.com